UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020

Kaya Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	333-177532	90-0898007
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Middle River Drive, Suite 316, Fort Lauderdale, FL	33304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 892-6911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Kaya Holdings, Inc.,” “we,” “us” and “our” refer to Kaya Holdings, Inc. and its subsidiaries.

Item 7.01	Regulation FD Disclosure.

On August 25, 2020, KAYS issued a press release announcing that it has scheduled and commenced issuing reservation codes for an Online Shareholder Business Update, which is to be held on Wednesday, September 2, 2020 at 2:00 PM Eastern Time.

Seating for the webinar is limited so persons interested in participating should register now to reserve a place using the following link:

https://us02web.zoom.us/webinar/register/WN_fdKpjk8oTnWZeOzIwc2klw

Registered participants will receive a confirmation email containing information about joining the webinar. If a registered participant does not receive a confirmation email, the participant should contact KAYS via email at info@kayaholdings.com for assistance.

A copy of the press release is included as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No	Description
99.1	Press Release dated August 25, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2020	KAYA HOLDINGS, INC.

	By:	/s/ Craig Frank
Craig Frank, Chief Executive Officer